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                                                                Exhibit 99(j)(4)


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the references made to our firm under the captions "Financial Highlights" in The Munder Lifestyles Funds Class A and Class B Shares; The Munder Lifestyle Funds Class Y Shares; The Munder Equity Funds Class A, Class B, and Class C Shares; The Munder Income Funds Class A, Class B, and Class C Shares; The Munder Money Market Funds Class A, Class B, and Class C Shares; The Munder Short Term Treasury Fund Michigan Municipal Shares; The Munder Funds Class Y Shares; and The Munder Funds Class K Shares Prospectuses and "Independent Auditors" and "Financial Statements" in The Munder Lifestyle Funds Statements of Additional Information; and The Munder Funds Statements of Additional Information included in Post-Effective Amendment No. 40 to Registration Statement (Form N-1A, No. 33-54748) of The Munder Funds Inc.

We also consent to the incorporation by reference into The Munder Lifestyle Funds Statements of Additional Information and The Munder Funds Statements of Additional Information of our reports dated August 16, 1999 with respect to the financial statements and financial highlights of the Munder All-Season Conservative Fund, Munder All-Season Moderate Fund, Munder All-Season Aggressive Fund, Munder Equity Selection Fund, Munder Growth Opportunities Fund, Munder Micro-Cap Equity Fund, Munder Multi-Season Growth Fund, Munder NetNet Fund, Munder Real Estate Equity Investment Fund, Munder Small-Cap Value Fund, Munder Value Fund, Munder International Bond Fund, Munder Short Term Treasury Fund and Munder Money Market Fund portfolios of the Munder Funds, Inc., included in the annual reports of The Munder Funds.


                                                /s/ Ernst & Young LLP
                                                ---------------------
                                                Ernst & Young LLP


Boston, Massachusetts
October 22, 1999